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                                                                     EXHIBIT 2.1

                                  CONTRIBUTION
                                    AGREEMENT

                  This CONTRIBUTION AGREEMENT (this "Agreement"), dated as of July 1, 2003, is by and among Arbor Commercial Mortgage, LLC, a New York limited liability company ("ACM"), Arbor Realty Trust, Inc., a Maryland corporation ("ART") and Arbor Realty Limited Partnership, a Delaware limited partnership ("ARLP").

                              W I T N E S S E T H:

                           WHEREAS, ACM owns (1) the bridge loans relating to
commercial and multifamily properties listed on Schedule A-1 hereto (the "Bridge Loans"), (2) the mezzanine loans relating to commercial and multifamily properties listed on Schedule A-2 hereto (the "Mezzanine Loans"), (3) the loans relating to commercial and multifamily properties listed on Schedule A-3 hereto (the "Other Loans" and together with the Bridge Loans and the Mezzanine Loans, the "ACM Initial Assets"), (4) 100% of the membership interests of ANMB Holdings II, LLC (the "ANMB II Membership Interests") which owns the mezzanine loan relating to a multifamily property listed on Schedule A-4 hereto (the "Central Jersey Mezzanine Loan" and together with the ACM Initial Assets, the "Initial Assets"), and (5) 100% of the membership interests (the "Membership Interests") of the entities listed on Schedule B hereto (the "Preferred Equity Holders"), each of which have an equity interest, as listed on Schedule C hereto, in entities owning commercial or multifamily properties (the "Preferred Equity Interests");

                           WHEREAS, ACM desires to contribute all of the ACM
Initial Assets, the ANMB II Membership Interests and the Membership Interests (together, the "Contributed Assets") to ARLP in exchange for 3,146,724 units of limited partnership interest in ARLP (the "Partnership Units") and 629,345 warrants, each of which entitles ACM to purchase an additional Partnership Unit (the "Warrants");

                           WHEREAS, ARLP desires to issue the Partnership Units
and the Warrants to ACM in exchange for the Contributed Assets; and

                           WHEREAS, ART will contribute the net proceeds of an
offering of its units, each of which consists of five shares of common stock of ART (the "Common Stock") and a warrant to purchase an additional share of Common Stock (the "Units"), pursuant to the Offering Memorandum, dated June 26, 2003, to Arbor

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Realty GPOP, Inc., a Delaware corporation and a wholly owned subsidiary of ART
("GPOP"), and Arbor Realty LPOP, Inc., a Delaware corporation and a wholly owned subsidiary of ART ("LPOP"); and

                  WHEREAS, each of GPOP and LPOP will contribute the net proceeds its receives from ART to ARLP in exchange for units of limited partnership interest in ARLP, concurrently with ACM's contribution of the Contributed Assets.

                           NOW, THEREFORE, in consideration for the foregoing
and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Contribution of the Contributed Assets. On the terms and subject to the conditions of this Agreement, ACM shall transfer, assign, convey and deliver to ARLP all right, title and interest in and to the Contributed Assets and ARLP shall issue the Partnership Units and the Warrants to ACM.

2.       Conditions.

a. The obligation of ARLP to issue the Partnership Units and the Warrants to ACM in exchange for the Contributed Assets is subject to the following conditions (which may be waived by ARLP in ARLP's sole discretion): (i) that at the time of the Closing referred to in Section 3, each of the representations and warranties of ACM made in this Agreement shall be true and correct, (ii) ACM shall have executed and delivered, and, if applicable, caused to be delivered, to ARLP an assignment, substantially in the form of Exhibit A (the "Assignment and Assumption") and such assignments and other instruments of conveyance, assignment and transfer, all in form satisfactory to ARLP, as shall be effective to vest in ARLP good title in and to the Contributed Assets,
         (iii) all approvals and consents to the transactions contemplated by this Agreement shall have been obtained from all necessary third parties, and (iv) to the best of ACM's knowledge, there shall be no material pending or threatened litigation regarding the Contributed Assets.

b. The obligation of ACM to contribute the Contributed Assets to ARLP for the Partnership Units and the Warrants is subject to the following conditions (which may be waived by ACM in ACM's sole discretion): (i) that at the time of the Closing each of the representations and warranties of ARLP made in this Agreement shall be true and correct, and (ii) ARLP shall have executed and delivered to ACM the Assignment and Assumption.

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3.       Closing. The closing (the "Closing") of the transfer of the Contributed
         Assets, the Partnership Units and the Warrants shall be held, at such time and place as the parties may mutually agree upon, on July 1, 2003.

         a. ACM shall deliver to ARLP at the Closing (i) the Assignment and Assumption, (ii) with respect to each ACM Initial Asset, an endorsement by ACM of the related promissory note or notes, without recourse, to ARLP, or its designee, (iii) with respect to ACM's 100% membership interest in ANMB Holdings II, LLC ("ANMB II"), the operating agreement evidencing the equity interest of ANMB II in the entity owning the underlying property and an instrument of assignment effecting the transfer of such membership interests, and (iv) with respect to each of ACM's 100% Membership Interests in Preferred Equity Holders, the operating agreement evidencing the equity interest of the applicable Preferred Equity Holder in the entity owning the underlying property and an instrument of assignment effecting the transfer of the Membership Interests, and (v) such other instruments of transfer executed by ACM as ARLP shall reasonably request, provided that ARLP shall prepare any such instruments and deliver the same to ACM at Closing.

         b. ARLP shall deliver to ACM (i) a certificate or other documentation evidencing 3,146,724 of its Partnership Units and (ii) a certificate or other documentation evidencing 629,345 Warrants.

4.       Representations and Warranties of ACM.

a.       ACM hereby represents and warrants to ARLP and ART, as follows:

i. ACM is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York;

ii. ACM has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

iii. This Agreement, assuming due authorization, execution and delivery by ARLP and ART, constitutes a valid, legal and binding obligation of ACM, enforceable against ACM in accordance with the terms hereof, subject to
         (A) applicable bankruptcy insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally,
         (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (C) public

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         policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

iv. The execution and delivery by ACM of this Agreement and its performance of, and compliance with, the terms of this Agreement will not conflict with or constitute a breach, violation, or default under
         (A) its certificate of formation or operating agreement, (B) any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local government or regulatory authority, which violation is likely to affect materially and adversely either the ability of ACM to perform its obligations under this Agreement or the financial condition of ACM or (C) any indenture, loan or credit agreement, or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction or decree to which ACM is a party or by which any Contributed Asset is bound or affected, except for such conflicts with
         (1) certain provisions of (a) the operating agreement of ACM, dated as of January 1, 2003, and (b) the operating agreement of the sole managing member of ACM, Arbor Management, LLC, each of which have been validly waived by each of the members thereto, (2) (a) the First Amended and Restated Warehousing Credit, Term Loan and Security Agreement (Structured Facility and Servicing Secured Facility), dated as of April 1, 2003 (the "Warehousing Credit Facility"), by and between Residential Funding Corporation ("RFC") and ACM, (b) the Master Repurchase Agreement, dated as of November 18, 2002 (the "Nomura Repurchase Agreement"), by and between Nomura Credit and Capital, Inc. ("Nomura") and ACM, and (c) the Master Repurchase Agreement, dated as of November 1, 2002 (the "Bear Stearns Repurchase Agreement"), by and between Bear Stearns Funding Inc. ("Bear
         Stearns") and ACM, for which each of RFC, Nomura and Bear Stearns, respectively, have consented to the transactions contemplated by this Agreement and (3) the Recognition Agreement, dated as of November 14, 2001, by and between Fremont Investors and Loan ("Fremont") and ACM, for which Fremont has given its consent with further assurances to the transactions contemplated by this Agreement;the consummation of the transactions contemplated by this Agreement will not result in the cancellation, modification or termination of, or the acceleration of, or the creation of any charges, claims, conditions, security interests, hypothecations, encumbrances, mortgages, liens or pledges (collectively, "Liens") on the Contributed Assets pursuant to any agreement, license, lease understanding, contract, indenture, mortgage, instrument, promise, undertaking or other commitment or obligation ("Contracts") under which ACM or any Contributed Asset subject to or bound, except for (x) the termination of the Liens


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         of RFC, Nomura and Bear Stearns pursuant to the Warehousing Credit
         Facility, the Nomura Repurchase Agreement and the Bear Stearns Repurchase Agreement, respectively, on the Contributed Assets and (y) the creation of the Liens of RFC, Nomura and Bear Stearns on the Contributed Assets by the execution of the (i) Assignment and Assumption Agreement, to be dated as of July 1, 2003, by and between ACM and ARLP with respect to the Nomura Repurchase Agreement, (ii) Structured Facility Warehousing Credit and Security Agreement, to be dated as of July 1, 2003, by and between RFC and ARLP, and (iii) the Master Repurchase Agreement, to be dated as of July 1, 2003, by and between Bear Stearns and ARLP, respectively;


v. In selecting the ACM Initial Assets, the ANMB II Membership Interests and the Membership Interests for pledge pursuant hereto, no selection procedure was employed by ACM that was intended to adversely affect the interests of ARLP;

vi. Except as disclosed by ACM to ARLP and ART in writing and accepted in writing by ARLP and ART, ACM has not dealt with any person that may be entitled to any commission or compensation in connection with the transfer of the Contributed Assets. ACM or Obligor has paid any and all amounts due to any such person, and ARLP shall have no responsibility for any payments due any such person;


vii. There are no Contracts, and ACM will not enter into Contracts, with any other person or entity to sell, transfer, assign or in any manner create a Lien on, the Contributed Assets, except for the right, title, interest, lien and security interest of (A) RFC under the Warehousing Credit Facility, (B) Nomura under the Nomura Repurchase Agreement, (C) Bear Stearns under the Bear Stearns Repurchase Agreement, or to not sell, transfer or assign the Contributed Assets to ARLP;


viii. No consents, other than those that have been obtained or obtained with further assurances, are required for the transfer of the Contributed Assets in accordance with the terms of this Agreement; and




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ix.      Each Contributed Asset was created in accordance with, and complies with the requirements of, the internal procedures of ACM, including, without limitation, ACM's underwriting policies procedures and standards.

b. With respect to the Bridge Loans listed on Schedule A-1 hereto (except for the 1025 5th Avenue Bridge Loan), the Mezzanine Loans listed on Schedule A-2 hereto, the Albion Loan (as defined on Schedule A-3 hereto) and the Central Jersey Mezzanine Loan, ACM represents and warrants to ART and ARLP that:

i. ACM is in possession of a file relating to each of the Initial Assets which contains (1) each of the documents required to evidence ACM's interest in the Initial Asset (including all promissory notes, security agreements, guarantees and other agreements that evidence or secure such Initial Assets) and (2) when applicable, certain other documents relating to the underlying property (the "Initial Asset File");


ii. Immediately prior to the assignment of each Contributed Asset to ARLP, ACM was the sole legal, beneficial and equitable owner of each Contributed Asset, except for the right, title, interest, lien and security interest of (A) RFC under the Warehousing Credit Facility, (B) Nomura under the Nomura Repurchase Agreement, (C) Bear Stearns under the Bear Stearns Repurchase Agreement; and ACM transferred each Contributed Asset to ARLP free and clear of any Lien, except for the Liens described in this Section 4(b)(ii); in the event that ARLP's interest in a Bridge Loan is deemed to be a security interest, such security interest is valid, perfected and of first priority; in the event that ARLP's interest in a Mezzanine Loan is deemed to be a security interest, such security interest is valid, perfected and is a first priority lien on the pledged ownership interest related to the Mezzanine Loan;


iii. Neither the notes relating to the Initial Assets (the "Initial Asset Notes") nor the Initial Assets are subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any term of the Initial Asset Notes or the Initial Assets, nor the exercise of any right thereunder, render the Initial Asset Notes or Initial Assets unenforceable, in whole or in part, except to the extent enforcement may be limited by (A) applicable bankruptcy, insolvency, and other similar laws affecting creditor's rights generally, or (B) general equitable principals, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted;

iv. Up to and including the Closing, all payments required to be made with respect to an Initial Asset under the terms of the related Initial Asset Note have been made before the end of any grace or cure period for such payment. ACM has not advanced funds, or induced, solicited or received any advance of funds from a party other than the obligor on the related Initial Asset Note (the "Obligor"), directly or indirectly, for the payment of any amount required by the Initial Asset Note. There has been no delinquency beyond the end of any applicable period of grace in any payment by the Obligor under the terms of any Initial Asset Note;

v. The Initial Asset Note relating to each Initial Asset has been endorsed to ARLP in a form and in a manner sufficient to convey to ARLP all right, title and interest therein of ACM in all relevant jurisdictions, except to the extent that a recording or other filing is required to transfer such Initial Asset;

vi. To the best of ACM's knowledge, based upon an opinion of Obligor's counsel, each Initial Asset at origination did not violate any applicable federal, state or local law;

vii. With respect to each Initial Asset that relates to a property that is secured by a mortgage in favor of ACM (each a "Mortgaged Property"), a title insurance policy insuring the lien created by such mortgage was effective on the date of ACM's financing of such Initial Asset, such policy is valid and remains in full force and effect, and, to the best of ACM's knowledge each such policy was issued by a title insurer qualified to do business in the jurisdiction where the applicable Mortgaged Property is located, which policy insures either ACM or the original holder of the Initial Asset as to the Lien of the Initial Asset; no claims have been made under such title insurance policy and no prior holder of the applicable Initial Asset, including ACM, has done, by act or omission, anything that would impair the coverage of such title insurance policy;

viii. To the best of ACM's knowledge based upon its review of the related title insurance policy, each mortgage related to a Mortgaged Property
         (A) is properly recorded (or, if the mortgage related to such Mortgaged Property was created within 30 days prior to the date of this Agreement and is not yet recorded, the mortgage relating to such Mortgaged Property has been submitted for recording, is in form and substance acceptable for recording and, when properly recorded, will be sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect record of the Lien of such Mortgaged Property) and the mortgage relating to the Mortgaged Property is a valid, continuing and enforceable lien (subject only to the matters described in the next sentence) on the Mortgaged Property, including all improvements on the Mortgaged Property owned by the Obligor, all other fixtures on the Mortgaged Property owned by the Obligor and all additions, alterations and replacements made at any time with respect to the foregoing, and (B) provides for an assignment of leases and rents from the Mortgaged Property, or, if the related Initial Asset does not so provide, a separate assignment of mortgage was executed by the Obligor, was properly recorded (or, if such mortgage was created within 30 days prior to the date this Agreement and is not yet recorded, such mortgage has been submitted for recording, is in form and substance acceptable for recording and, when properly recorded, will be sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect record of the Lien of such assignment) and creates a valid, existing and enforceable lien and security interest on the leases and rents from the related Mortgaged Property and other property described therein. The Lien on each Mortgaged Property is subject only to (1) the Lien of current real property taxes not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally, are specifically referred to in lender's title insurance policy delivered to ACM and are taken into account in determining, or do not materially adversely affect, the appraisal value of the Mortgaged Property, and (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Initial Asset or the use, enjoyment, value or marketability of the related Mortgaged Property;

ix. In the case of a Mortgaged Property, the security agreement, chattel mortgage or equivalent document delivered in connection with the Mortgaged Property establishes and creates a valid, continuing and enforceable Lien and security interest in all furniture, fixtures and equipment on or used in connection with the related Mortgaged Property and other property described therein. Either a Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in the personal property subject to the Lien of the Mortgaged Property or any separate security agreement, chattel mortgage or equivalent document or, in the case of a Mortgaged Property created within 30 days prior to the date of this Agreement, ACM has a right to file a Uniform Commercial Code financing statement with respect to the personal property subject to the Lien of such Mortgaged Property or any separate security agreement, chattel mortgage or equivalent document and upon such recordation and/or filing thereof in all necessary places, ACM will have a perfected and valid security interest in such personal property;

x. There are no delinquent taxes or assessment liens against any Mortgaged Property;

xi. There are no mechanics' liens or initiation of a mechanics' lien affecting any Mortgaged Property, except those (A) that are insured against by a title insurance policy, (B) that are subordinate to the Lien of the related Initial Asset, if applicable or (C) the payments required for such work, labor or materials are not yet due and payable, or if due and payable and unpaid are the subject of a good faith contest;

xii. To the best of ACM's knowledge based on the appraisal or engineering report produced at the origination of the Initial Asset, except to the extent that it was contemplated at the time of the origination of the Initial Asset that repairs, restorations and improvements would be made to the underlying property, each related property is in good repair and free of structural defects, damage, waste and defects in any mechanical, electrical, plumbing and safety systems therein that would materially and adversely affect the value of such related property, and there is no proceeding pending for the total or partial condemnation thereof. Except to the extent that it was contemplated at the time of the origination of the Initial Asset that repairs, renovations and improvements would be made to the building system and the related property, as applicable all building systems are in good working order subject to ordinary wear and tear. ACM inspected the related property in connection with the origination of the related to the Initial Assets;

xiii. There is no material default, breach, violation or event of acceleration existing under the Initial Asset or the Initial Asset Note and no event that, with the passage of time, or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder;

xiv. Each Initial Asset and related Initial Asset Note is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. All parties to each Initial Asset had legal capacity to execute such Initial Asset and related Initial Asset Note, and each Initial Asset has been duly and properly executed by such parties and constitutes a legal, valid and binding obligation of each party thereto, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

xv. Each Initial Asset contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the applicable collateral securing the Initial Asset (the "Collateral") of the benefits of the security intended to be provided thereby;

xvi. With respect to each Initial Asset constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Initial Asset, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor;

xvii. The improvements upon each property related to an Initial Asset are covered by a valid and existing hazard insurance policy with a generally acceptable carrier, which policy provides for fire, extended coverage and such other hazards as are customary in the area where the property related to an Initial Asset is located representing coverage not less than the outstanding principal balance of the related Initial Asset or the minimum amount required to compensate for damage or loss of the improvements thereon on a replacement cost basis, whichever is less. Such insurance policies contain a standard mortgagee clause naming, in the case of an Initial Asset, ACM and its successors in interest as mortgagee, and ACM has received no notice that any premiums due and payable thereon have not been paid; the related Initial Asset obligates the Obligor to maintain all such insurance at the Obligor's cost and expense, and upon the Obligor's failure to do so, authorizes the holder of such Initial Asset to obtain and maintain such insurance at the Obligor's cost and expense and to seek reimbursement therefor from the Obligor;

xviii. If a property related to an Initial Asset is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and if required by law, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Initial Asset, (B) the minimum amount required to compensate for damages or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

xix. When applicable, the Initial Asset File contains an appraisal of the property relating to the Initial Asset made and signed, prior to the approval of the application for the Initial Asset, by an appraiser, duly appointed by ACM, who had no interest, direct or indirect, in the property or in any Initial Asset made by the approval or disapproval of the Initial Asset, who, based on a review of the appraisal, was state-licensed or state certified (if required under the laws of the state in which the related property is located) at the time the appraisal was conducted and signed, who, to the knowledge of ACM, is a member of and has a professional designation from a nationally recognized appraisal organization. Such appraisal states that the appraiser examined the property;

xx. To the best of ACM's knowledge, no material misrepresentation, fraud or similar occurrence with respect to an Initial Asset has taken place on the part of any person involved in the origination of the Initial Asset or in the application of any insurance in relation to such Initial Asset;

xxi. To the best of ACM's knowledge, if one or more commercial tenants lease a portion of a property related to a Initial Asset, each such tenant is conducting business only in that portion of such property covered by its space lease, except where improvements are being made to such space, all tenant improvements to be completed by Obligor under a lease have been completed, and the payment of rent under each lease has commenced. To the best of ACM's knowledge, no residential space lease, occupancy agreement or license agreement contains an option to purchase, right of first refusal to purchase, or any other similar provision that adversely affects the Initial Asset or that might adversely affect the rights of ARLP. Except as set forth on Schedule 4(b)(xxi) hereto, no commercial space lease, occupancy agreement or license agreement contains an option to purchase, right of first refusal to purchase, or any other similar provision that adversely affects the Initial Asset or that might adversely affect the rights of ARLP. To ACM's actual knowledge, each property related to an Initial Asset is not subject to any lease other than the space leases described in the rent roll related to the Initial Asset, and no person has any possessory interest in, or right to occupy, such property except under and pursuant to such a space lease. Each such material space lease, occupancy agreement or license agreement is subordinate to the Initial Asset either pursuant to its terms or a recorded subordination agreement and contains a customary provision for termination for cause;

xxii. To the best of ACM's knowledge, each property related to an Initial Asset is in all material respects in material compliance with and lawfully used, operated and occupied under applicable zoning and building laws or regulations, and ACM has not received notification from any governmental authority that any such property fails to comply with such laws or regulations, is being used, operated or occupied unlawfully or has failed to obtain or maintain any inspection, license or certificates material to the operation of such property;

xxiii. To the best of ACM's knowledge, all material inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the property related to an Initial Asset, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the property is lawfully occupied under applicable law;

xxiv. All of the material improvements that were included for the purpose of determining the appraisal value of a Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no significant improvements on adjoining properties encroach upon the Mortgaged Property;

xxv. When applicable, the related Initial Asset File contains a report (the "Assessment Report") of an environmental assessment made with respect to each property related to an Initial Asset by an independent qualified environmental professional who had no interest, direct or indirect, in such property or in any Initial Asset secured thereby, and whose compensation was not affected by the approval or disapproval of the Initial Asset. To the best of ACM's knowledge and except as disclosed in the Assessment Report in the Initial Asset File, each related property is in material compliance with all environmental laws, ordinances, rules, regulations and orders of federal, state or governmental authorities relating thereto.

xxvi. To the best of ACM's knowledge and except as disclosed in the Assessment Report in the Initial Asset File, each related property of an Initial Asset is free from contamination from any hazardous materials and no hazardous materials have been used, stored or otherwise handled in any manner on, in from or affecting any related property except in compliance with all environmental laws. Neither ACM nor, to the best knowledge of ACM, any Obligor has received notification from any federal, state or other governmental authority relating to any hazardous materials on or affecting the related property or to any potential or known liability under any environmental law arising from the ownership or operation of a related property. For the purposes of this subsection, the term "hazardous materials" shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, lead, lead-based paint, area formaldehyde insulation and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and any regulations promulgated pursuant thereto;

xxvii. To the best of ACM's knowledge, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning an Initial Asset or the related Collateral that might materially and adversely affect (1) title to such Initial Asset, (2) the validity or enforceability thereof, (3) the value of the Collateral as security for the Initial Asset or (4) the marketability of such Collateral;

xxviii. Except for Partners Portfolio Mezzanine Loan (as defined on Schedule A-2 hereto), none of the Initial Assets is cross-collateralized with any Initial Asset other than another Initial Asset;

xxix. Each Initial Asset does not by its terms permit the repayment thereof for an amount less than the outstanding principal balance thereof plus accrued interest;

xxx. No Obligor is, to ACM's actual knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

xxxi.    With respect to each Initial Asset that is a Mezzanine Loan:

(1) The first mortgage related to the Initial Asset permits such Mezzanine Loan and the related first mortgage lender has consented to the rights of the lender under the Mezzanine Loan, if such consent is required to be obtained pursuant to the documents securing the loan;

(2) With the exception of 333 East 34th Street Mezzanine Loan and Partners Portfolio Mezzanine Loan (each as defined on Schedule A-2 hereto), each Mezzanine Loan is directly secured by the pledge (the "Pledge Agreement") of all of the equity interest in the related Obligor. Each Pledge Agreement has been duly authorized, executed and delivered by each of the parties thereto and is a legal, valid and binding obligation of each of the parties thereto, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law; and

(3) Each related Pledge Agreement creates a valid, first priority security interest in the entire equity interest in the related mortgagor.

xxxii.   With respect to each Preferred Equity Holder:

(1) Each Preferred Equity Holder is duly formed, validity existing and in good standing under the laws of their respective jurisdiction of formation;

(2) Each Preferred Equity Interest owned by each Preferred Equity Holder is owned by such Preferred Equity Holder free and clear of any and all Liens, except for the right, title, interest, lien and security interest of (A) RFC under the Warehousing Credit Facility, (B) Nomura under the Nomura Repurchase Agreement, and (C) Bear Stearns under the Bear Stearns Repurchase Agreement; and


(3) Each Preferred Equity Holder is entitled to receive preferred distributions under and in accordance with the terms of the operating agreement for the entity in which such Preferred Equity Holder holds such Preferred Equity Interest.

xxxiii. No Preferred Equity Holder has (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (D) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (E) admitted in writing its inability to pay its debts as they come due, or
         (F) made an offer of settlement, extension or composition to its creditors generally.

xxxiv. Each Preferred Equity Holder and each entity controlled directly or indirectly by a Preferred Equity Holder (collectively the "Entities") is, and at all times during its existence has been, a partnership or limited liability company classified as a partnership (rather than an association or a publicly traded partnership taxable as a corporation) for federal income tax purposes, except for any Entity with respect to which an election to be treated as a taxable REIT subsidiary ("TRS") has been or will be made effective for all periods following the Closing, or which has been or will be contributed to a TRS. To the best of ACM's knowledge, each Entity has timely, including extensions, filed all material tax returns required to be filed by it and has timely, including extensions, paid all material taxes required to be paid by it and none of the tax returns filed by any of the Entities is the subject of a pending or ongoing audit, and no federal, state, location or foreign taxing authority has asserted any material tax deficiency or other assessment in writing against any Entity or any property of any Entity.

5. Representations and Warranties of ARLP. ARLP hereby represents and warrants to ACM as follows:

a. ARLP is duly organized, validly existing and in good standing under the laws of the State of Delaware;

b. ARLP has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

c. This Agreement, assuming due authorization, execution and delivery by ACM, constitutes a valid, legal and binding obligation of ARLP, enforceable against ARLP in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities; and

d. ARLP is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in ARLP 's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of ARLP to perform its obligations under this Agreement or the financial condition of ARLP.

6. Investment Representations and Warranties. ACM hereby represents and warrants to ART and ARLP as follows:

a. The Partnership Units and the Warrants to be acquired by ACM are being acquired for ACM's own account with the present intention of holding such interests for purposes of investment, and ACM has no intention of selling such interests in a public distribution, and the Partnership Units and the Warrants will not be disposed of in contravention of the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws. No other person will have any direct or indirect (other than through the ownership of a direct or indirect interest in ACM) beneficial interest in or right to the Partnership Units or Warrants purchased hereunder;

b. ACM understands that the Partnership Units and Warrants have not been registered under the Act or any state securities laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part upon the bona fide nature of ACM's investment intent and upon the accuracy of ACM's representations made in this
         Section 6. ACM understands that the Partnership Units and the Warrants have not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency. ACM understands that ARLP is relying upon the representations and agreements contained in this Section 6 for the purpose of determining whether this transaction meets the requirements for such exemptions under the Act and any state securities laws;

c. ACM understands that the Partnership Units and Warrants are "restricted securities" under the applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission provide in substance that ACM may dispose of the Partnership Units and the Warrants only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and ACM understands that ARLP has no current obligation or intention to register the Partnership Units or the Warrants. ACM also understands that no public market exists for any of the securities issued by ARLP and that ARLP has no obligation to ensure that a broad public market will exist for securities of ARLP. Accordingly, ACM understands that under the rules of the Securities and Exchange Commission, ACM may only dispose of the Partnership Units and the Warrants in transactions that are exempt from registration under the Act. As a consequence of all of the foregoing, ACM understands that it must bear the economic risk of the investment in the Partnership Units and the Warrants for an indefinite period of time;

d. ACM is an "accredited investor "as that term is defined in Rule 501(a) under the Act. ACM was not formed solely for making an investment in the Partnership Units or Warrants. ACM acknowledges that an investment in the Partnership Units and the Warrants is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment. ACM acknowledges that: (i) it has adequate means of providing for its current needs and has no need for liquidity in this investment; (ii) it is able to bear the economic risk of this investment; (iii) it is able to hold the Partnership Units and the Warrants indefinitely; and (iv) it is able to afford a complete loss of this investment;

e. ACM either (i) has a preexisting personal or business relationship with ARLP or (ii) by reason of its business or financial experience, or by reason of the business or financial experience of its financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by ARLP or any affiliate or selling agent of ARLP, ACM is capable of evaluating the risks and merits of an investment in the Partnership Units and the Warrants and of protecting its own interests in connection with the investment and investment commitment pursuant to this Agreement; and

f. ACM has been given the opportunity to perform its own due diligence, investigation of the business, operations, assets, liabilities and financial condition of ARLP, including access to the records and books of ARLP. ACM has had an opportunity to ask questions of and receive answers from ARLP concerning the business and assets of ARLP in a manner deemed appropriate by ACM.

7. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained in this Agreement shall survive the Closing. Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth in Sections 4, 5 and 6 that materially and adversely affects the interests of the other parties hereto, the party discovering such breach shall give prompt written notice to the other party hereto.

8.       Indemnity.

a. ACM hereby agrees to indemnify and hold ART and ARLP harmless from and against any and all damage, expense, loss, cost, claim or liability (each a "Claim") suffered or incurred by ART and ARLP as a result of any untruth or inaccuracy in any of the representations or warranties made by ACM in Sections 4 and 6 of this Agreement;

b. Scope of Indemnity. Notwithstanding anything to the contrary otherwise provided in this Agreement:

i. No indemnity shall be available under Section 8(a) until the indemnifiable Claims against ACM exceed the total amount of $200,000, except in the case of Claims arising under breaches of any representations or warranties in Section 4(a)(ii), Section 4(b)(ii),
         Section 4(b)(x), Section 4(b)(xxxii), Section 4(b)(xxxiv) or Section 6 (for purposes of determining whether the $200,000 threshold amount has been met, any qualification or limitation of a representation or warranty by reference to the materiality of matters stated herein having or not having a material adverse effect or words of similar effect shall be disregarded);

ii. Except in the case of fraud, the indemnification set forth in Section 8(a) shall be limited to an amount equal to the value of the Partnership Units received by ACM on the date hereof;

iii. The indemnification set forth in Section 8(a) shall only extend to any Claim of which written notice has been given within twelve months following the Closing, except with respect to Claims arising under (A)
         Section 4(b)(xxv) and Section 4(b)(xxvi), for which written notice has been given within thirty-six months following the Closing, (B) Section 4(b)(x) and Section 4(b)(xxxiv), for which written notice has been given within the applicable statute of limitations following the Closing, and (C) Section 4b(ii), Section 4(b)(xxxii) and Section 6; and

c. Notice to ACM. Each of ART and ARLP shall give prompt written notice to ACM as to the assertion of any Claim, or the commencement of any Claim. The omission of either of ART or ARLP to notify ACM of any such Claim shall not relieve ACM from any liability in respect of such Claim that it may have to either of ART or ARLP on account of this Agreement nor shall it relieve ACM from any other liability that it may have to either of ART or ARLP, provided, however, that ACM shall be relieved of liability to the extent that the failure so to notify (a) shall have caused prejudice to the defense of such claim, or (b) shall have increased the costs or liability of ACM by reason of the inability or failure of ACM (because of the lack of prompt notice from either of ART or ARLP) to be involved in any investigations or negotiations regarding any such claim. In case any such claim shall be asserted or commenced against either of ART or ARLP and it shall notify ACM thereof, ACM shall be entitled to participate in the negotiation or administration thereof and, to the extent it may wish, to assume the defense thereof with counsel reasonably satisfactory to the party against which such Claim was initially asserted or commenced, and, after notice from ACM to the party against which such Claim was initially asserted or commenced of its election so to assume the defense thereof, which notice shall be given within 15 days of its receipt of such notice from the party against which such Claim was initially asserted or commenced, ACM will not be liable to the party against which such Claim was initially asserted or commenced hereunder for any legal or other expenses subsequently incurred by the party against which such Claim was initially asserted or commenced in connection with the defense thereof other than reasonable costs of investigation. ACM shall not settle any claim without the written consent of the party against which such Claim was initially asserted or commenced, which consent shall not be unreasonably withheld or delayed.

9.       Covenants.

         ACM hereby agrees to provide ARLP with a limited guaranty with respect to the 130 West 30th Street Bridge Loan (as defined on Schedule A-1 hereto), 333 East 34th Street Mezzanine Loan and the Central Jersey Mezzanine Loan (each as defined on Schedule A-2 hereto) and the Preferred Equity Interest held by ANMB Holdings, LLC (as described on Schedule C hereto), pursuant to a Guaranty, made by ACM in favor of ARLP, substantially in the form of Exhibit B;

10. Specific Performance. ACM and ARLP acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

11. Expenses. Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by ACM.

12. Further Assurances. From time to time following the Closing, ACM shall execute and deliver, or cause to be executed and delivered, to ARLP such other documents or instruments of conveyance and transfer as ARLP may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, ARLP, the ACM Initial Assets, the ANMB II Membership Interests, the Membership Interests and the Liabilities, or in order to fully effectuate and to implement the purposes, terms and provisions of this Agreement. To the extent that hereafter ACM receives any payments in respect of the Initial Assets or the Membership Interests on or after the date of the Closing, ACM shall forward the same to ARLP within five (5) business days.

13. Entire Agreement: No Other Representations. Except as expressly agreed in a separate writing signed by the parties hereto on or after the date of this Agreement, this Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof. Except as set forth herein, ACM makes no representation, express or implied, with respect to the Initial Assets or the Membership Interests or the enforceability, collectability, suitability or value thereof.

14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

15. Interpretation. The section references and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. ARLP shall have the right to assign its rights under this agreement as respects any ACM Initial Asset, the ANMB II Membership Interests or any of the Membership Interests to any purchaser of such ACM Initial Asset the ANMB II Membership Interests or any of the Membership Interests Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person or entity other than the parties and their successors and assigns any right, remedy or claim under or by reason of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one instrument.

18. Choice of Law. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES GOVERNING CONFLICTS OF LAWS.

                           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         ARBOR COMMERCIAL MORTGAGE, LLC

                                         By: /s/ Frederick C. Herbst
                                             ---------------------------
                                             Name: Frederick C. Herbst
                                             Title: Chief Financial Officer

                                         ARBOR REALTY TRUST, INC.

                                         By: /s/ Frederick C. Herbst
                                             ---------------------------
                                             Name: Frederick C. Herbst
                                             Title: Chief Financial Officer

                                         ARBOR REALTY LIMITED PARTNERSHIP

                                         By: Arbor Realty GPOP, Inc.,
                                             its General Partner

                                             By: /s/ Frederick C. Herbst
                                                 -----------------------------
                                                 Name: Frederick C. Herbst
                                                 Title: Secretary and Treasurer

                                  SCHEDULE A-1

                                  BRIDGE LOANS

"1025 5th Avenue Bridge Loan" means the bridge loan evidenced by the Promissory Note, dated as of October 10, 2002, by Adam C. Hochfelder and Amy M. Hochfelder in favor of Arbor Commercial Mortgage, LLC.

"130 West 30th Street Bridge Loan" means the bridge loan evidenced by the Amended, Consolidated and Restated Promissory Note, dated as of September 20, 2001 by 130 West 30th, LLC in favor of Arbor Commercial Mortgage, LLC.

"Concord and Henry Bridge Loan" means the bridge loan evidenced by the Promissory Note, dated April 3, 2003, by Henry Terrace, LLC and 100 Concord St., LLC in favor of Arbor Commercial Mortgage, LLC.

"Dylan Hotel Bridge Loan" means the bridge loan evidenced by the Amended and Restated Mortgage Note, dated as of March 31, 2003, by Grand Palace Hotel at the Park LLC in favor of Arbor Commercial Mortgage, LLC, subject to all right, title and interest of BD Hotels, LLC ("BD") to a certain amount of the principal and interest payments due on Dylan Hotel Bridge Loan and such other rights, title and interests of BD with respect to the Dylan Hotel Bridge Loan, each as granted by ACM to BD pursuant to the Participation Agreement, dated as of April 8, 2003 between Arbor Commercial Mortgage, LLC and BD.


"Emerald Bay Bridge Loan" means the bridge loan evidenced by the Promissory Note, dated as of May 14, 2003, by Empirian Bay LLC in favor of Arbor Commercial Mortgage, LLC, subject to all right, title and interest of RFC to a certain amount of the principal and interest payments due on Emerald Bay Bridge Loan and such other rights, title and interests of RFC with respect to the Emerald Bay Bridge Loan, each as granted by ACM to RFC pursuant to the Participation Agreement, dated as of May 14, 2003 between Arbor Commercial Mortgage, LLC and RFC.


"Grand Plaza Bridge Loan" means the bridge loan evidenced by the Promissory Note, dated as of November 27, 2002, by Grand Plaza Limited Partnership in favor of Arbor Commercial Mortgage, LLC.

"Holiday Inn - Deland Bridge Loan" means the bridge loan evidenced by the Promissory Note, dated as of March 31, 2000 by Hospitality Associates of Deland Florida, Ltd., in favor of Arbor National Commercial Mortgage, LLC.

"NHP Bridge Loan" means the bridge loan evidenced by the Promissory Note, dated as of February 27, 2003, by NSH Affordable Housing of Indiana, Inc. in favor of Arbor Commercial Mortgage, LLC.

"Palmetto Villas Bridge Loan" means the bridge loan evidence by the Promissory Note, dated as of May 7, 2003, by Palmetto Villas Investors, LLC in favor of Arbor Commercial Mortgage, LLC.

"Partners Portfolio Bridge Loan" means the bridge loan evidenced by the Promissory Note with respect to Tranch A, dated as of April 30, 2003, by SRH/LA Chesapeake Apartments, L.P., SRH/LA Nottingham, LLC, SRH/LA Hunter, LLC, SRH/LA Melvin, LLC in favor of Arbor Commercial Mortgage, LLC.

"Tropical Gardens Bridge Loan" means the bridge loan evidenced by the Promissory Note, dated as of December 20, 2002, by NHP Tropical Gardens Limited Partnership in favor of Arbor Commercial Mortgage, LLC.

"Vermillion Apartments Bridge Loan" means the bridge loan evidenced by the Promissory Note, dated as of September 24, 2002, by SRH Vermillion Limited Partnership in favor of Arbor Commercial Mortgage, LLC.

                                  SCHEDULE A-2

                                 MEZZANINE LOANS

"333 East 34th Street Mezzanine Loan" means the mezzanine loan evidenced by the Promissory Note by 333 East 34th, LLC, dated as of January 9, 2002, in favor of Arbor Commercial Mortgage, LLC.

"Carlton Arms Mezzanine Loan" means the mezzanine loan evidenced by the Promissory Note, dated as of November 14, 2001, by Carlton Arms, LLC and HRA Egypt Lake, Inc. in favor of Arbor Commercial Mortgage, LLC.

"Partners Portfolio Mezzanine Loan" means the mezzanine loan evidenced by the Promissory Note with respect to Tranch B, dated as of April 30, 2003, by SRH/LA Chesapeake Apartments, L.P., SRH/LA Nottingham, LLC, SRH/LA Hunter, LLC, SRH/LA Melvin, LLC in favor of Arbor Commercial Mortgage, LLC.

"Turtle Creek Apartments Mezzanine Loan" means the mezzanine loan evidenced by the Promissory Note, dated as of October 7, 2002, by Turtle Creek Development, L.P. in favor of Arbor Commercial Mortgage, LLC.

                                  SCHEDULE A-3

                                   OTHER LOANS

"Albion Loan" means the loan evidenced by the Severed Promissory Note B, dated as of March 14, 2001, by Albion Associates, Ltd. in favor of Mezzobridge Funding LLC, and assigned to Arbor Commercial Mortgage LLC as of July 31, 2001.

"Ornstein Loan" means the loan evidenced by the Multifamily Note, dated as of August 31, 1995, by and between Ornstein 215-217 East 86 LLC and Arbor National Commercial Mortgage Corporation.

                                  SCHEDULE A-4

"Central Jersey Mezzanine Loan" means the mezzanine loan evidenced by the Promissory Note made as of August 1, 2002 by Central Jersey Sub VI LLC and Central Jersey Sub VII LLC in favor of ANMB II, as amended by (1) the Modification of Promissory Note and Other Loan Documents and Assumption and Reaffirmation, made as of October 31, 2002, by and among Central Jersey Sub VII LLC, Central Jersey Sub VIII LLC, Central Jersey Prime III LLC, Livingston Terrace L.L.C., Highland Montgomery L.L.C., Rubin Schron, David Lichtenstein, Joseph Tabak and Jersey Central Management, L.L.C. and ANMB II and (2) the Second Modification of Promissory Note and Other Loan Documents and Reaffirmation, dated as of May 9, 2003, by and among Central Jersey Sub VII LLC, Central Jersey Sub VIII LLC, Central Jersey Prime III LLC, Livingston Terrace L.L.C., Highland Montgomery L.L.C., Rubin Schron, David Lichtenstein, Joseph Tabak and Jersey Central Management, L.L.C. and ANMB II.

                                   SCHEDULE B

                            PREFERRED EQUITY HOLDERS

1. ANMB Holdings, LLC, a wholly-owned subsidiary of ACM and the holder of 100% of the preferred interests in Central Jersey Prime Holdings LLC, pursuant to the Limited Liability Company Agreement of Central Jersey Prime Holdings LLC, dated as of May 9, 2003, by and among Central Jersey LLC, ANMB Holdings, LLC, Arbor National CJ LLC, TRAC Central Jersey LLC and CAM Jersey LLC.

2. Arbor Park Place LLC, a wholly-owned subsidiary of ACM and holder of 18% of the membership interest in Santa Ana Park Place Associates LLC, pursuant to the Operating Agreement of Santa Ana Park Place Associates LLC, dated as of January 8, 2002, by and among Santa Ana Park Place Corp., Hanover Financial Company and Arbor Park Place LLC.

3. Arbor Devonshire, LLC, a wholly-owned subsidiary of ACM and holder of 100% of the preferred interests of Merchant Devonshire Limited Partnership, pursuant to the Amended and Restated Limited Partnership Agreement of Merchant Devonshire Limited Partnership, dated as of December 23, 1998 (the "Devonshire LP Agreement"), by and among Third Merchant Investors Corp., Arbor Devonshire, LLC and First Merchants Group Limited Partnership, as amended by Amendment No. 1 to the Devonshire LP Agreement, dated as of May 30, 2000, Amendment No. 2 to the Devonshire LP Agreement, dated as of January 1, 2002 and Amendment No. 3 to the Devonshire LP Agreement, dated as of January 1, 2003.

4. Arbor Texas CDS, LLC, a wholly-owned subsidiary of ACM and holder of 100% of the Class C Partnership Units of CDS-Texas Investors, L.P., pursuant to the Amended and Restated Agreement of Limited Partnership of CDS-Texas Investors, L.P., dated as of January 1, 2003, by and among Daniel R. Stanger, Christian V. Young, Dean A. Allara, Skyline Property Associates II, L.P. and Arbor Texas CDS, LLC.

5. ACM Gateway, LLC, a wholly-owned subsidiary of ACM and holder of 100% of the preferred interests of BP-CO 4 Property Associates, LLC, pursuant to the Limited Liability Company Agreement of BP-CO 4 Property Associates, LLC, dated as of February 8, 2002, by and among BP Villages Management, Inc, ACM Gateway, LLC and other junior members.

                                   SCHEDULE C

                           PREFERRED EQUITY INTERESTS

1. 100% of the preferred interests, held by Arbor Devonshire, LLC, a wholly owned subsidiary, of Merchant Devonshire Limited Partnership as evidenced by the Amended and Restated Limited Partnership Agreement of Merchant Devonshire Limited Partnership, entered into as of January 17, 2002, by and among Third Merchant Investors Corp., Arbor Devonshire LLC and First Merchants Group Limited Partnership.

2. 100% of the Class C Partnership Units of CDS-Texas Investors, L.P., held by Arbor Texas CDS, LLC, a wholly owned subsidiary, as evidenced by the Amended and Restated Agreement of Limited Partnership of CDS-Texas Investors, L.P., by and among Daniel R. Stanger, Christian V. Young, Dean A. Allara, Skyline Property Associates II, L.P. and Arbor Texas CDS, LLC.

3. 100% of the preferred interests of Central Jersey Prime Holdings, LLC, held by ANMB Holdings, LLC, as evidenced by the Limited Liability Company Agreement of Central Jersey Prime Holdings, LLC, dated as of May 9, 2003, by and among Central Jersey LLC, ANMB Holdings, LLC, Arbor National CJ LLC, TRAC Central Jersey LLC and CAM Jersey LLC.

4. 18% of the membership interests in Santa Ana Park Place Associates LLC, held by Arbor Park Place, LLC, and evidenced by the Operating Agreement of Santa Ana Park Place Associates LLC, dated as of January 8, 2002, by and among Santa Ana Park Place Corp., Hanover Financial Company and Arbor Park Place LLC;

5. 100% of the preferred interests of BP-CO 4 Property Associates, LLC held by ACM Gateway, LLC and evidenced by the Limited Liability Company Agreement of BP-CO 4 Property Associates, LLC, effective as of February 8, 2002, by and among BP Villages Management, Inc, ACM Gateway, LLC and other junior members.

                                                              SCHEDULE 4(b)(XXI)

         None.

                                                                       EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as July 1, 2003, is executed and delivered, by and between Arbor Commercial Mortgage, LLC, a Delaware limited liability company ("ACM") and Arbor Realty Limited Partnership, a Delaware limited partnership ("ARLP"), pursuant to that certain Contribution Agreement dated as of July 1, 2003 (the "Contribution Agreement"), by and among ACM, Arbor Realty Trust, Inc., a Maryland corporation ("ART") and ARLP.

                                    RECITALS

         WHEREAS, pursuant to the Contribution Agreement, ARLP has agreed to transfer the Partnership Units and the Warrants to ACM in exchange for the Contributed Assets, upon the terms and conditions specified in the Contribution Agreement.

         Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Contribution Agreement.

         NOW, THEREFORE, in consideration of the promises contained in the Contribution Agreement and for other good and valuable consideration, ARLP and ACM agree as follows:

1. ACM does hereby transfer, convey, assign and deliver to ARLP, and ARLP hereby accepts from ACM, all of the rights, title and interests of ACM in, to and under the ACM Initial Assets (including all promissory notes, security agreements, guarantees and other agreements that evidence or secure such ACM Initial Assets), in each case to have and hold unto ARLP, its successors and assigns forever.

2. ACM does hereby transfer, convey, assign and deliver to ARLP, and ARLP hereby accepts from ACM, (a) 100% of the Membership Interests of each of the Preferred Equity Holders of the Preferred Equity Interests and (b) 100% of the ANMB II Membership Interests, in each case to have and hold unto ARLP, its successors and assigns forever.

3. ARLP hereby assumes all of the liabilities and agrees to perform any and all duties and obligations of ACM under the documents that evidence or otherwise govern the rights and obligations of ACM with respect to the liabilities and under any agreement referred to paragraph 1, with respect to the ACM Initial Assets.

4. The terms and provisions of this Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

5. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles governing conflicts of laws.

IN WITNESS WHEREOF, each of ARLP and ACM have caused this Assignment and Assumption Agreement to be duly executed and attested to by its officer hereunto duly authorized as of the day and year first above written.

                                       ARBOR COMMERCIAL MORTGAGE, LLC

                                       By: _________________________
                                       Name: Frederick C. Herbst
                                       Title: Chief Financial Officer

                                       ARBOR REALTY LIMITED PARTNERSHIP

                                       By: Arbor Realty GPOP, Inc.,
                                           its General Partner

                                           By: _________________________
                                               Name: Frederick C. Herbst
                                               Title: Secretary and Treasurer

                                                                       EXHIBIT B

                                    GUARANTY

                  This GUARANTY (this "Guaranty"), dated as of July 1, 2003, is by Arbor Commercial Mortgage, LLC, a New York limited liability company ("ACM"), ACM 34th Street, LLC, a Delaware limited liability company and a wholly-owned subsidiary of ACM ("ACM 34th"), Arbor 30th LLC, a New York limited liability company and a wholly-owned subsidiary of ACM ("Arbor 30th"), Arbor National CJ LLC, a New York limited liability company and a wholly-owned subsidiary of ACM ("CJ") and Arbor National CJ II, LLC, a New York limited liability company and a wholly-owned subsidiary of ACM ("CJ II", and together with ACM 34th, Arbor 30th and CJ, the "Subsidiary Guarantors"), in favor of Arbor Realty Limited Partnership, a Delaware limited partnership ("ARLP"), ANMB Holdings, LLC, a New York limited liability company ("ANMB") and ANMB Holdings II, LLC, a New York limited liability company ("ANMB II").

                               W I T N E S S E T H

                  WHEREAS, pursuant to the terms of that certain contribution agreement (the "Contribution Agreement"), dated as of July 1, 2003 (the "Contribution Date"), by and among ACM, Arbor Realty Trust, Inc., a Maryland corporation ("ART") and ARLP (capitalized terms used but not defined herein have the meanings assigned to them in the Contribution Agreement), ACM has agreed to contribute (i) the ACM Initial Assets, (ii) ACM's membership interests in ANMB II, the original lender under the Central Jersey Mezzanine Loan, and (iii) the Membership Interests of the Preferred Equity Holders of the Preferred Equity Investments to ARLP, collectively, in exchange for the Partnership Units and the Warrants;

         WHEREAS, each of the 333 East 34th Street Mezzanine Loan, the 130 West 30th Street Bridge Loan and the Central Jersey Mezzanine Loan (collectively, the "Guaranteed Loans") are Initial Assets;

         WHEREAS, ANMB is a Preferred Equity Holder in that it holds 100% of the preferred interests of Central Jersey Prime Holdings, LLC (the "Guaranteed Preferred Equity Investment" and together with the Guaranteed Loans, the "Guaranteed Investments");

         WHEREAS, ACM 34th holds a 15% Percentage Interest (as defined in the Operating Agreement of 333 East 34th, LLC) in 333 East 34th, LLC, the borrower under the 333 East 34th Street Mezzanine Loan;

         WHEREAS, Arbor 30th holds a 50% Percentage Interest (as defined in the Operating Agreement of 130 West 30th, LLC) in 130 West 30th, LLC, the borrower under the 130 West 30th Street Bridge Loan;

         WHEREAS, CJ II holds a 18% Sharing Percentage (as defined in the Operating Agreement of Central Jersey Prime III LLC) in Central Jersey Prime III LLC, the managing member of the borrower under the Central Jersey Mezzanine Loan;

         WHEREAS, CJ holds a 18% Junior Interest (as defined in the Operating Agreement of Central Jersey Prime Holdings LLC) in Central Jersey Prime Holdings LLC; and

                  WHEREAS, ACM and the Subsidiary Guarantors (together, the "Guarantors") desire to provide ARLP, ANMB and ANMB II with a limited guaranty of (i) the repayment of a certain portion of the principal balance of each of the Guaranteed Loans and (ii) the repurchase of a certain portion of the preferred capital contribution of ANMB in Central Jersey Prime Holdings LLC.

                  NOW, THEREFORE, in consideration of the foregoing and the covenants and obligations set forth in this Guaranty, the parties hereto agree as follows:

1. Definitions. The following terms, as used in this Guaranty, shall have the following meanings (unless otherwise expressly provided herein):

         "130 West 30th Street Note" means the Amended, Consolidated and Restated Promissory Note made as of September 20, 2001 by 130 West 30th, LLC in favor of ACM.

         "130 West 30th Operating Agreement" means the Operating Agreement of 130 West 30th, LLC, dated as of September 20, 2001, by and between H.J. Development, LLC and Arbor 30th.

         "333 East 34th Street Note" means the Promissory Note made as of January 9, 2002 by 333 East 34th, LLC in favor of ACM.

         "333 East 34th Operating Agreement" means the Operating Agreement of 333 East 34th, LLC, dated as of June 19, 2001, by and among ACM 34th, East 34th Street Management, LLC and 333 East 34th Street, LLC.

         "Central Jersey Mezzanine Operating Agreement" means the Operating Agreement of Central Jersey Prime III LLC, dated as of July 12, 2000, by and among Central Jersey LLC, ANMB II, TRAC Central Jersey II LLC and CJ II, as amended by the Amendment to Operating Agreement, dated as of August 1, 2002 and the Amendment to Operating Agreement, dated as of May 9, 2003.

         "Central Jersey Note" means the Promissory Note made as of August 1, 2002 by Central Jersey Sub VI LLC and Central Jersey Sub VII LLC in favor of ANMB II, as amended by (1) the Modification of Promissory Note and Other Loan Documents and Assumption and Reaffirmation, made as of October 31, 2002, by and among Central Jersey Sub VII LLC, ANMB II and the other parties thereto and (2) the Second Modification of Promissory Note and Other Loan Documents and Reaffirmation, made as of May 9, 2003, by and among Central Jersey Sub VII LLC, ANMB II and the other parties thereto.

         "Central Jersey Preferred Operating Agreement" means the Limited Liability Company Agreement of Central Jersey Prime Holdings LLC, dated as of May 9, 2003, by and among Central Jersey LLC, ANMB, CJ and TRAC Central Jersey LLC.

         "Guaranteed Loan Principal Balance" means:

         (a) with respect to the 130 West 30th Street Bridge Loan, the outstanding principal balance of the 130 West 30th Street Bridge Loan as of the Contribution Date, namely $16,000,000.00, plus (a) any Interest Expense relating to the 130 West 30th Street Bridge Loan paid by ARLP subsequent to the Contribution Date, minus (b) the aggregate of the following amounts received by ARLP subsequent to the Contribution Date in accordance with the terms of the 130 West 30th Street Note: (i) interest payments on the unpaid principal balance of the 130 West 30th Street Bridge Loan, and (ii) Late Charges (as defined Section 1.3 of the 130 West 30th Street Note);

         (b) with respect to the 333 East 34th Street Mezzanine Loan, the outstanding principal balance of the 333 East 34th Street Mezzanine Loan as of the Contribution Date, namely $10,000,000.00, plus (a) any Interest Expense relating to the 333 East 34th Street Mezzanine Loan paid by ARLP subsequent to the Contribution Date, minus (b) the aggregate of the following amounts received by ARLP subsequent to the Contribution Date in accordance with the terms of the 333 East 34th Street Note: (i) interest payments on the unpaid principal balance of the 333 East 34th Street Mezzanine Loan, (ii) Late Charges (as defined Section 1.9 of the 333 East 34th Street Note), and (iii) Extension Fees (as defined
         Section 2.7 of the 130 West 30th Street Note); and

         (c) with respect to the Central Jersey Mezzanine Loan, the outstanding principal balance of the Central Jersey Mezzanine Loan as of the Contribution Date, namely $3,000,000.00, plus (a) any Interest Expense relating to the Central Jersey Mezzanine Loan paid by ANMB II (or ARLP, if applicable) subsequent to the Contribution Date, minus (b) the aggregate of the following amounts received by ANMB II (or ARLP, if applicable) subsequent to the Contribution Date in accordance with the terms of the Central Jersey Note: (i) interest payments on the unpaid principal balance of the Central Jersey Mezzanine Loan, and (ii) any Exit Fees (as defined in the Central Jersey Note).

         "Guaranteed Preferred Capital Contribution" means the Unreturned Preferred Capital Contribution (as defined in the Central Jersey Preferred Operating Agreement) as of the Contribution Date, namely $19,300,000.00, plus (a) any Interest Expense relating to the Central Jersey Preferred Equity Investment paid by ARLP (or ANMB, if applicable) subsequent to the Contribution Date, minus (b) the aggregate of the following amounts received by ANMB subsequent to the Contribution Date: (i) any Capital Proceeds or Net Cash Receipts (as each such term is defined in the Central Jersey Preferred Operating Agreement) and (ii) any Preferred Return (as defined in the Central Jersey Preferred Operating Agreement).

         "Interest Expense" means any interest payments made by ARLP after the Contribution Date with respect to any of the Guaranteed Investments pursuant to (a) the Assignment and Assumption Agreement, dated as of July 1, 2003, by and between ACM and ARLP relating to the Nomura Repurchase Agreement, (b) the Structured Facility Warehousing Credit and Security Agreement, dated as of July 1, 2003, by and between RFC and ARLP, (c) the Master Repurchase Agreement, dated as of July 1, 2003, by and between Bear Stearns Funding, Inc. and ARLP, or (d) any other warehouse facility, repurchase agreement, credit agreement or other agreement entered into by ARLP which provides financing for the Guaranteed Investments.

         "Subsidiary Guarantors' Aggregate Return" means the total of the following amounts received prior to and including the Termination Date:

         (a) any "net cash flow" (as such term is defined in the 130 West 30th Operating Agreement) distributed to Arbor 30th pursuant to Section 8 of the 130 West 30th Operating Agreement, subject to the terms and provisions of the 130 West 30th Operating Agreement, plus

         (b) any Cash Available for Distribution (as defined in the 333 East 34th Operating Agreement) distributed to ACM 34th pursuant to
         Article IV of the 333 East 34th Operating Agreement, subject to the terms and provisions of the 333 East 34th Operating Agreement, plus

         (c) any Capital Proceeds and Net Cash Receipts (as each such term is defined in the Central Jersey Preferred Operating Agreement) distributed to CJ pursuant to Article 5 of the Central Jersey Preferred Operating Agreement, subject to the terms and provisions of the Central Jersey Preferred Operating Agreement, plus

         (d) any Available Cash or Capital Proceeds (as each such term is defined in the Central Jersey Mezzanine Operating Agreement) or Special Tax Distributions (as described in Section 8.9 of the Central Jersey Mezzanine Operating Agreement) distributed to CJ II pursuant to Article 8 of the Central Jersey Mezzanine Operating Agreement, subject to the terms and provisions of the Central Jersey Mezzanine Operating Agreement.

2.       Guaranty.

         (a) Subject to the limitations set forth in Section 3 hereof, if any portion of the Guaranteed Loan Principal Balance of any of the Guaranteed Loans is not paid to ARLP or ANMB II, as applicable, at the applicable Guaranteed Loan's maturity date in accordance with the terms of the note and other loan documents relating to such Guaranteed Loan (the "Unpaid Guaranteed Loan Principal Balance"), the Guarantors, jointly and severally, hereby agree to pay to ARLP or ANMB II, as applicable, the portion of the Unpaid Guaranteed Loan Principal Balance of such Guaranteed Loan that is equal to or less than the Subsidiary Guarantors' Aggregate Return.

         (b) Subject to the limitations set forth in Section 3 hereof, if any portion of the Guaranteed Preferred Capital Contribution is not paid to ANMB (or ARLP, if applicable) at the Required Purchase Date (as defined in the Central Jersey Preferred Operating Agreement) in accordance with Section 11.3 of the Central Jersey Preferred Operating Agreement (the "Unpaid Guaranteed Preferred Capital Contribution"), the Guarantors, jointly and severally, hereby agree to pay to ANMB (or ARLP, if applicable) the portion of the Unpaid Guaranteed Preferred Capital Contribution that is equal to or less than the Subsidiary Guarantors' Aggregate Return.

         (c) As an Unpaid Guaranteed Loan Principal Balance or the Unpaid Guaranteed Preferred Capital Contribution becomes due and payable from time to time by the Guarantors pursuant to Section 2(a) and Section 2(b), respectively, ARLP shall deliver to ACM, within 10 business days of such amounts becoming due, written notice stating the amount of such Unpaid Guaranteed Loan Principal Balance or Unpaid Guaranteed Preferred Capital Contribution, as applicable. To the extent that the Subsidiary Guarantors' Aggregate Return as of the date such notice is received is greater than or equal to the amount stated in such notice, the Guarantors shall disburse the Unpaid Guaranteed Loan Principal Balance or Unpaid Guaranteed Preferred Capital Contribution, as applicable, to ARLP, ANMB II or ANMB, as applicable, within 10 business days of receipt of such notice. To the extent that the Subsidiary Guarantors' Aggregate Return as of the date such notice is received is less than the amount stated in such notice, such Unpaid Guaranteed Loan Principal Balance or Unpaid Guaranteed Preferred Capital Contribution, as applicable, shall remain due and payable by the Guarantors, and, as amounts constituting Subsidiary Guarantors' Aggregate Return are received by the Guarantors, such amounts shall be disbursed to ARLP, ANMB II or ANMB, as applicable, within five business days following their receipt, until all Unpaid Guaranteed Loan Principal Balances or the Unpaid Guaranteed Preferred Capital Contribution, as applicable, has been fully paid.

3. Termination. This Guaranty will be terminated and the Guarantors will no longer be obligated to pay any further amounts to ARLP or ANMB II, as applicable, in respect of any of the Guaranteed Loans or to pay any further amounts to ANMB in respect of the Guaranteed Preferred Equity Investment on the date on which all of the following conditions are met (the "Termination Date"):

         (a) the remaining aggregate Unpaid Guaranteed Loan Principal Balance of the Guaranteed Loans, plus the remaining Unpaid Guaranteed Preferred Capital Contribution, is less than $5,000,000,

         (b) no Event of Default (as such term is defined in note and the loan documents relating to each of the Guaranteed Loans) with respect to any Guaranteed Loan has occurred and is continuing, and

         (c) no Trigger Event (as defined in the Central Jersey Preferred Operating Agreement) has occurred and is continuing.

4. Notice of Receipt of Returns. ACM shall provide written notice to ARLP within 15 business days of the end of each fiscal quarter of all amounts that constitute Subsidiary Guarantors' Aggregate Return received by the Guarantors during the preceding quarter.

5. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

6. Severability. If any provision of this Guaranty or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Guaranty, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

7. Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8. Headings. All section headings herein are for convenience of reference and are not part of this Guaranty, and no construction or interference shall be derived therefrom.

                  IN WITNESS WHEREOF, the parties hereto has executed this Guaranty as of the date first above written.

                                            ARBOR COMMERCIAL MORTGAGE, LLC

                                            By: _____________________________
                                            Name: Frederick C. Herbst
                                            Title: Chief Financial Officer

                                            ARBOR 30th, LLC

                                            By: _____________________________
                                                Name:
                                                Title:

                                            ACM 34th STREET LLC

                                            By: _____________________________
                                                Name:
                                                Title:

                                            ARBOR NATIONAL CJ LLC

                                            By: _____________________________
                                                Name:
                                                Title:

                                            ARBOR NATIONAL CJ II, LLC

                                            By: _____________________________
                                                Name:
                                                Title:

Acknowledged and Accepted by:

ARBOR REALTY LIMITED PARTNERSHIP

         By: ARBOR REALTY GPOP, INC.,
         its General Partner

         By: _______________________________
             Name: Frederick C. Herbst
             Title: Treasurer and Secretary

ANMB HOLDINGS, LLC

By: ARBOR REALTY LIMITED PARTNERSHIP,
    its sole member

    By: ARBOR REALTY GPOP, INC.,
        its General Partner

        By: ________________________
            Name: Frederick C. Herbst
            Title: Treasurer and Secretary

ANMB HOLDINGS II, LLC

By: ARBOR REALTY LIMITED PARTNERSHIP,
    its sole member

    By: ARBOR REALTY GPOP, INC.,
        its General Partner

        By: ________________________
            Name: Frederick C. Herbst
            Title: Treasurer and Secretary